Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES EARLY RESULTS AND UPSIZING OF CASH TENDER OFFERS

OKLAHOMA CITY, Nov. 24, 2020 /PR Newswire/ – Continental Resources, Inc. (NYSE: CLR) (“Continental” or the “Company”) announced today the results to date of Continental’s previously announced cash tender offers (the “Tender Offers”) to purchase up to $1.0 billion aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 5.0% senior notes due 2022 (the “2022 Notes”) and 4.5% senior notes due 2023 (the “2023 Notes” and collectively, the “Notes”), subject to a limit of $200 million aggregate principal amount of 2023 Notes that may be purchased in the Tender Offers (the “2023 Series Cap”).

The Company has amended the Aggregate Maximum Tender Amount to increase the aggregate principal amount of Notes subject to the Tender Offers from $1.0 billion to approximately $1.27 billion, as well as to increase the 2023 Series Cap to $800 million. All other terms of the Tender Offers remain unchanged. Based on information provided by D.F. King and Co., the tender agent for the Tender Offers, approximately $1.47 billion aggregate principal amount of Notes were validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on November 24, 2020 (the “Early Tender Date”). The following table sets forth the approximate aggregate principal amounts of each series of Notes that were validly tendered (and not validly withdrawn) as of the Early Tender Date and the principal amounts that, subject to satisfaction of the conditions to the Tender Offers described below, are expected to be accepted for purchase pursuant to the Tender Offers:

Title of Notes	CUSIP Numbers / ISIN	Acceptance Priority Level	Principal Amount Outstanding Prior to the Tender Offers(1)	Total Consideration (2)(3)	Principal Amount of Notes Tendered	Principal Amount of Notes Expected to Be Accepted for Purchase	Proration Factor(4)
5.0% Senior Notes due 2022	212015AH4; 212015AG6; U21180AA9	1	$1,100,000,000	$1,002.50	$469,218,000	$469,218,000	100.0%
4.5% Senior Notes due 2023	212015AL5	2	$1,449,625,000	$1,030.00	$1,001,075,000	$800,000,000	79.9%

(1)	As of the date of the Offer to Purchase (as defined below).
(2)

Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below).

(3)	Includes the Early Tender Premium (as defined below).
(4)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

Subject to satisfaction of the conditions to the Tender Offers set forth in the Offer to Purchase dated November 10, 2020 (the “Offer to Purchase”), the Company expects to accept and pay for Notes tendered prior to the Early Tender Date, subject to the proration described herein, on or about November 25, 2020 (the “Early Settlement Date”). Holders of Notes that have been accepted for purchase in connection with the Early Tender Date will receive the applicable Total Consideration set forth in the table above, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, tendered Notes may no longer be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Because the Aggregate Maximum Tender Amount of Notes were tendered and not withdrawn prior to the Early Tender Date, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.

The Tender Offers are subject to the satisfaction of the conditions described in the Offer to Purchase. Such conditions may be waived by the Company in its sole discretion, subject to applicable law. Any waiver of a condition by the Company will not constitute a waiver of any other condition.

The dealer manager for the Tender Offers is BofA Securities. Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager, BofA Securities at (980) 386-6026 (all call) or debt_advisory@bofa.com. The information agent and tender agent is D.F. King & Co., Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offers should be directed to the information agent for the Tender Offers, D.F. King & Co., Inc., at (877) 732-3619 (toll-free), (212) 269-5550 (all others) or clr@dfking.com, or by visiting www.dfking.com/clr.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to the terms and conditions set forth in the Offer to Purchase. The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in any Tender Offer is subject to and conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including the completion of the Company’s separately announced offering of 5.75% Senior Notes due 2031 (the “Debt Financing”). Nothing contained herein shall constitute an offer of the securities that are the subject of the Debt Financing.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK plays. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2020, the Company will celebrate 53 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, expectations regarding the completion of the Debt Financing and the Tender Offers are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, our Forms 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Guttenberger

Investor Relations Analyst

405-774-5878

Lucy.Guttenberger@CLR.com

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